Exhibit 99.1

Mark Grody Associates

Public Relations/Marketing Communications

267 Wild Horse Drive

Palm Desert, CA 92211

(760) 674-8012 • FAX (760) 674-8052

e-mail: mgrody@aol.com

NEWS	For:	Naturade (OTC BB: NRDC)
#2004-5
	Contact:	Mark Grody, Mark Grody Associates
(760) 674-8012
Stephen M. Kasprisin
(714) 573-4800 ext. 206

Naturade, Inc. Announces Management Realignment

Irvine, CA – 10, June 2004 – Naturade, Inc. (OTC BB: NRDC), a leading marketer of heart health and weight management products under the brand names Naturade Total Soy® and Diet Lean™, today announced the appointment of Marwan Zreik to Executive Vice President of Sales. Mr. Zreik, previously the Company’s Chief Operating Officer, will assume the responsibility for sales in the mass market, health food and international channels and will report to Bill Stewart, Naturade’s CEO. Mr. Zreik a Certified Clinical Nutritionist, joined Naturade in 1997 and was responsible for all aspects of the Company’s distribution, purchasing, customer service, research and development and quality control. He will continue to lead the Company’s product research and development efforts, customer service and quality control while participating as a member of the Company’s new product team. Mr. Zreik received his BS degree in animal physiology and neuroscience from UC San Diego, a MS degree in physiology and biophysics from Georgetown University and an MBA from the University of Southern California.

Stephen Kasprisin, the Company’s current Chief Financial Officer, has been appointed Chief Operating Officer. He will report to CEO Bill Stewart and will assume responsibility for overall operations management of the organization, including distribution, purchasing,

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order entry and vendor relationships. In addition, Mr. Kasprisin will retain his duties as the Company’s Chief Financial Officer and principal accounting executive. Mr. Kasprisin, who joined the Company in March 2003, brings over 25 years of experience in progressive leadership roles to Naturade, including financial and operating management of consumer products sold to the food and drug trade and in manufacturing businesses. He received a BA from Baldwin-Wallace College, and is a CPA having started his career with PriceWaterhouseCoopers.

“The realignment of our management team provides the Company with additional focus on market penetration while maintaining the high standards of customer service and operations management we have come to expect,” says Stewart. “Marwan and Steve have proven their ability to work in concert and I am confidant that the entire management team will continue to pull together to make Naturade a success. I am excited about the resources we can bring to bear on this challenging consumer environment and am equally excited about our prospects for the near and long term future,” adds Stewart.

Headquartered in Irvine, Calif., Naturade provides healthy solutions for weight loss consistent with its commitment – since 1926 – to improve the health and well-being of consumers with innovative, natural products. Its premier brand, Naturade Total Soy®, is a complete line of meal replacement products for weight loss and cholesterol reduction, which is sold at major supermarket and club, health food, drug and mass merchandise stores throughout the U.S. and Canada. Well known for over 50 years of leadership in soy protein, Naturade also markets a complete line of protein boosters for low carbohydrate dieters, a new line of safe, natural weight loss products under the Diet Lean™ brand and a line of SportPharma® sports nutrition products for fitness-active consumers. Naturade’s other brands include Calcium Shake™, Naturade Total Soy Menopause Relief™, Power Shake® and Aloe Vera 80®. For more information, visit www.naturade.com.

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ALL STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS, INCLUDING ANY PROJECTIONS OF EARNINGS, REVENUE, OR OTHER FINANCIAL ITEMS, ANY STATEMENTS OF THE PLANS, STRATEGIES, AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, MARKETING OR SALES, ANY STATEMENTS CONCERNING PROPOSED NEW PRODUCTS, SERVICES OR DEVELOPMENTS, ANY STATEMENTS REGARDING FUTURE ECONOMIC CONDITIONS OR PERFORMANCE, STATEMENTS OF BELIEF AND ANY STATEMENTS OF ASSUMPTIONS UNDERLYING ANY OF THE FOREGOING. THESE STATEMENTS ARE BASED ON EXPECTATIONS AND ASSUMPTIONS AS OF THE DATE OF THIS PRESS RELEASE AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES INCLUDE THE FOLLOWING: THE FACT THAT OUR ACCOUNTANTS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, OUR EXPECTATION OF FURTHER LOSSES, OUR NEED FOR ADDITIONAL FINANCING AND ACCESS TO BORROWING, CHANGING CONSUMER PREFERANCES FOR DIET AND NUTRITIONAL PRODUCTS, OUR DEPENDENCE ON KEY CUSTOMERS, OUR DEPENDENCE ON THIRD-PARTY MANUFACTURERS, GOVERNMENT REGULATIONS THAT COULD AFFECT OUR PRODUCTS, OUR ABILITY TO IDENTIFY SUITABLE STRATEGIC PARTNERS, COMPETITION, OUR DEPENDENCE ON KEY PERSONNEL, LABELING OR PROMOTION RISKS ASSOCIATED WITH THE MASS MARKET, THE EFFECT OF CLOSELY CONTROLLED STOCK, THE PACE OF TECHNOLOGICAL CHANGE, POSSIBLE INTERRUPTIONS IN OUR BUSINESS RESULTING FROM THE U.S. GOVERNMENT’S RESPONSE TO TERRORISM, VARIABILITY OF QUARTERLY RESULTS, PRODUCT LIABILITY EXPOSURE, REDUCED SALES IN THE DIETARY SUPPLEMENT INDUSTRY, THE EFFECT OF ADVERSE PUBLICITY, OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY, THE RATE OF CONSUMER ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS, STOCK PRICE VOLATILITY, AND OTHER RISK FACTORS THAT MAY BE DETAILED FROM TIME TO TIME IN THE COMPANY’S DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. NATURADE DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS FOR ACTUAL RESULTS AND FUTURE EVENTS, AND DOES NOT INTEND TO DO SO.

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